EXHIBIT 10.2.1

Loan No. 1003653

PROMISSORY NOTE SECURED BY MORTGAGE

(One-Month LIBO Rate; Adjusted Monthly)

$21,438,237	Date: May 20, 2011

1.	PROMISE TO PAY. FOR VALUE RECEIVED, the undersigned GR-105 LONG POINTVENTURE, LLC, a Delaware limited liability company (“Borrower”) promise(s) to pay to the order of WELLS FARGO BANK, NATIONAL ASSOCIATION (“Lender”), at the Winston-Salem Loan Center, One West Fourth Street, 3rd Floor, Winston-Salem, NC 27101, or at such other place as may be designated in writing by Lender, the principal sum of TWENTY-ONE MILLION FOUR HUNDRED THIRTY EIGHT THOUSAND TWO HUNDRED THIRTY SEVEN AND NO/100THS DOLLARS ($21,438,237.00) or so much thereof as may from time to time be owing hereunder by reason of advances by Lender to or for the benefit or account of Borrower, with interest thereon, per annum, at one or more of the Effective Rates (as hereinafter defined) calculated in accordance with the terms and provisions of the Fixed Rate Agreement attached to this note (“Note”) as Exhibit A (based on a 360-day year and charged on the basis of actual days elapsed). All sums owing hereunder are payable in lawful money of the United States of America, in immediately available funds without offset, deduction or counterclaim of any kind.

In no event shall the interest rate on the outstanding principal balance of this Note be less than 3.250% per annum based on a 360-day year and charged on the basis of actual days elapsed (“Interest Rate Floor”). Notwithstanding the foregoing, if Borrower and Lender now or hereafter enter into an interest rate swap transaction in connection with this Note, THEN, for the duration of such interest rate swap transaction, the Interest Rate Floor shall not apply to so much of the principal balance of this Note as is equal to the notional amount of such interest rate swap transaction.

2.	REPAYMENT TERMS. Interest accrued on this Note shall be due and payable on the 1st day of each month commencing with the first month after the date of this Note.

In the event that Borrower exercises the Option to Extend set forth in the Loan Agreement and meets all requirements with respect thereto, commencing June 1, 2014, and continuing on the 1st day of each month thereafter until the Maturity Date, as extended, Borrower shall make monthly payments of principal in an amount calculated based on equal monthly installments of the then-outstanding principal balance hereof over an assumed 30-year amortization period plus interest.

3.	BILL LEAD DATE REQUEST: By written notice to Lender, Borrower may request to receive monthly billings on a date (the “Bill Lead Date”) that is prior to the first day of the month. Lender will submit to Borrower monthly billings, which will consist of actual interest and principal due through the Bill Lead Date plus projected interest and principal due through the balance of the month. Any necessary adjustments in the applicable interest rate and/or principal payments due or made between a Bill Lead Date and the end of the month will be reflected as an additional charge (or credit) in the billing for the next following month. Neither the failure of Lender to submit a Bill Lead Date billing nor any error in any such billing will excuse Borrower’s obligation to make full payment of all amounts due under this Note. In its sole discretion, Lender may cancel or modify the terms of such request which cancellation or modification will be effective upon written notification to Borrower. Should Borrower request a Bill Lead Date, Lender shall not be required to prepare a month end invoice.

Loan No. 1003653

4.	MATURITY DATE. The outstanding principal balance of this Note, together with all accrued and unpaid interest, shall be due and payable in full on May 20, 2014 (“Maturity Date”), subject to extension in accordance with the terms of the Loan Agreement (as defined below). Principal amounts outstanding hereunder, upon which repayment obligations exist and interest accrues, shall be determined by the records of the Lender, which shall be deemed to be conclusive in the absence of clear and convincing evidence to the contrary presented by Borrower.

5.	SECURED BY MORTGAGE. This Note is secured by, among other things, that certain Construction Mortgage with Absolute Assignment of Leases and Rents, Security Agreement and Fixture Filing (“Mortgage”) of even date herewith, executed by Borrower to Lender and the other Loan Documents as defined in that certain Building Loan Agreement (as the same may be amended or restated from time to time, the “Loan Agreement”) of even date herewith, executed by Borrower and Lender. Reference is made to the Loan Agreement for a description of the terms and conditions upon which advances may be made under this Note and repayment of the indebtedness evidenced by this Note may be accelerated.

6.	DIRECT DEBIT. In order to assure timely payment to Lender of accrued interest (except as set forth in the Loan Agreement regarding Interest Reserve), principal, fees and late charges due and owing under the loan evidenced by this Note, Borrower hereby irrevocably authorizes Lender to directly debit Borrower’s demand deposit account, account no. 2000047638158, with Lender for payment when due of all such amounts payable to Lender. Borrower represents and warrants to Lender that Borrower is the legal owner of said account. Written confirmation of the amount and purpose of any such direct debit shall be given to Borrower by Lender not less frequently than monthly. In the event any direct debit hereunder is returned for insufficient funds, Borrower shall pay Lender upon demand, in immediately available funds, all amounts and expenses due and owing to Lender.

8.	LATE CHARGE. If any interest or principal payment required hereunder is not received by Lender (whether by direct debit or otherwise) on or before the 15th calendar day following the due date (regardless of whether the 15th day falls on a Saturday, Sunday or legal holiday), Borrower shall pay, at Lender’s option, a late or collection charge equal to 5% of the amount of such unpaid payment (“Late Charge”).

9.	PREPAYMENT. Borrower may prepay the Loan in its entirety (but not in part) upon prior written notice to Lender as specified below and with no prepayment premium due, subject to the One-Month LIBO Rate Price Adjustment as defined in Exhibit A, if applicable.

Any prepayment must be made on a scheduled payment date under the Loan. As a condition to any prepayment, Borrower must give prior written notice to Lender not less than thirty (30) days and not more than ninety (90) days prior to the scheduled payment date upon which the prepayment shall be made. Each prepayment premium shall be in addition to all other amounts otherwise due and owing: (i) under the Loan Documents (including any LIBO Rate Price Adjustment which may be due for the early termination of a LIBO Rate fixing) and/or (ii) under any derivative contract(s) (including any early termination charges on an interest rate swap) associated with the Loan.

Borrower acknowledges that any prepayment of the Loan shall cause Lender to lose its interest rate yield on the Loan and may cause Lender to have to reinvest the prepaid amount in loans with a lesser yield (including, without limitation, possibly in debt obligations other than first mortgage loans on commercial properties). As a consequence, Borrower understands and agrees that the foregoing terms and conditions of prepayment are an integral part of the consideration for Lender making the Loan (or Loan Term Extension).

10.	DEFAULT RATE. From and after the Maturity Date, or such earlier date on which a Default exists under the Loan Agreement or any other Loan Document (as defined in Exhibit A), then at the option of Lender, all sums owing on this Note shall bear interest at a rate per annum equal to 5% in excess of the interest rate otherwise accruing under this Note (“Default Rate”).

11.	ACCELERATION. If: (a) Borrower shall fail to pay when due any sums payable hereunder; or (b) a Default (as defined in the Mortgage) occurs under the Mortgage or under any obligation secured thereby; THEN Lender may, at its sole option, declare all sums owing under this Note immediately due and payable; provided, however, that if any document related to this Note provides for automatic acceleration of payment of sums owing hereunder, all sums owing hereunder shall be automatically due and payable in accordance with the terms of that document.

Loan No. 1003653

12.	JOINT AND SEVERAL LIABILITY. If this Note is executed by more than 1 person or entity as Borrower, the obligations of each such person or entity shall be joint and several. No person or entity shall be a mere accommodation maker, but each shall be primarily and directly liable hereunder.

13.	WAIVER. Except as otherwise provided, Borrower waives: presentment; demand; notice of dishonor; notice of default or delinquency; notice of acceleration; notice of protest and nonpayment; notice of costs, expenses or losses and interest thereon; notice of late charges; and diligence in taking any action to collect any sums owing under this Note or in proceeding against any of the rights or interests in or to properties securing payment of this Note.

14.	TIME OF THE ESSENCE. Time is of the essence with respect to every provision hereof.

15.	GOVERNING LAW. This Note shall be governed by, and construed and enforced in accordance with, the laws of the state where the Property (as defined in the Mortgage) is located, except to the extent preempted by federal laws.

16.	COMMERCIAL USE; MAXIMUM RATE PERMITTED BY LAW. Borrower hereby represents that this loan is for commercial use and not for personal, family or household purposes. It is the specific intent of the Borrower and Lender that this Note bear a lawful rate of interest, and if any court of competent jurisdiction should determine that the rate herein provided for exceeds that which is statutorily permitted for the type of transaction evidenced hereby, the interest rate shall be reduced to the highest rate permitted by applicable law, with any excess interest heretofore collected being applied against principal or, if such principal has been fully repaid, returned to Borrower on demand.

17.	LENDER’S DAMAGES. Borrower recognizes that its default in making any payment as provided herein or in any other Loan Document as agreed to be paid when due, or the occurrence of any other Default hereunder or under any other Loan Document, will require Lender to incur additional expense in servicing and administering the Loan, in loss to Lender of the use of the money due and in frustration to Lender in meeting its other financial and loan commitments and that the damages caused thereby would be extremely difficult and impractical to ascertain. Borrower agrees (a) that an amount equal to the Late Charge plus the accrual of interest at the Default Rate is a reasonable estimate of the damage to Lender in the event of a late payment, and (b) that the accrual of interest at the Default Rate following any other Default is a reasonable estimate of the damage to Lender in the event of such other Default, regardless of whether there has been an acceleration of the loan evidenced hereby. Nothing in this Note shall be construed as an obligation on the part of Lender to accept, at any time, less than the full amount then due hereunder, or as a waiver or limitation of Lender’s right to compel prompt performance.

18.	WAIVER OF RIGHT TO TRIAL BY JURY. BORROWER HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (a) ARISING UNDER THIS NOTE OR ANY OTHER LOAN DOCUMENT, INCLUDING, WITHOUT LIMITATION, ANY PRESENT OR FUTURE MODIFICATION HEREOF OR THEREOF OR (b) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF BORROWER AND LENDER OR ANY OF THEM WITH RESPECT TO THIS NOTE OR ANY OTHER LOAN DOCUMENT (AS NOW OR HEREAFTER MODIFIED) OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION IS NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND BORROWER HEREBY AGREES AND CONSENTS THAT LENDER MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF BORROWER TO THE WAIVER OF ANY RIGHT BORROWER MIGHT OTHERWISE HAVE TO TRIAL BY JURY.

Loan No. 1003653

19.	EXHIBITS. All exhibits, schedules or other items attached hereto are incorporated into this Note by such attachment for all purposes.

WAIVER OF APPRAISAL RIGHTS. The laws of South Carolina provide that in any real estate foreclosure proceeding a defendant against whom a personal judgment is taken or asked may within thirty days after the sale of the mortgaged property apply to the court for an order of appraisal. The statutory appraisal value as approved by the court would be substituted for the high bid and may decrease the amount of any deficiency owing in connection with the transaction. THE UNDERSIGNED HEREBY WAIVES AND RELINQUISHES THE STATUTORY APPRAISAL RIGHTS WHICH MEANS THE HIGH BID AT THE JUDICIAL FORECLOSURE SALE WILL BE APPLIED TO THE DEBT REGARDLESS OF ANY APPRAISED VALUE OF THE MORTGAGED PROPERTY.

IN WITNESS WHEREOF, this Note has been executed as of the date first above written.

“BORROWER”

GR-105 LONG POINT VENTURE, LLC,

a Delaware limited liability company

By:	WF Invest Long Point, LLC a Delaware limited liability company
Its Operating Member

	By:	Woodfield Investments, LLC, a Virginia limited liability company
Its Manager

		By:	/s/ Michael L. Schwarz
Name: Michael L. Schwarz
Title: Manager

Loan No. 1003653

EXHIBIT A

FIXED RATE AGREEMENT

Exhibit A to Promissory Note Secured by Mortgage (“Note”), dated May 20, 2011, made by GR-105 LONG POINT VENTURE, LLC, a Delaware limited liability company, as Borrower, to the order of WELLS FARGO BANK, NATIONAL ASSOCIATION, as Lender.

R E C I T A L S

Borrower has requested and Lender has agreed to provide the option to fix the rate of interest for specified periods on specified portions of the outstanding principal balance as a basis for calculating the Effective Rate on such portions of the principal amounts owing under this Note (the “One-Month LIBO Rate Option”). Borrower understands: (i) the process of exercising the One-Month LIBO Rate Option as provided herein; (ii) that amounts owing under this Note may bear interest at different rates and for different time periods; and (iii) that absent the terms and conditions hereof, it would be extremely difficult to calculate Lender’s additional costs, expenses, and damages in the event of a Default or prepayment by Borrower hereunder. Given the above, Borrower agrees that the provisions herein (including, without limitation, the One-Month LIBO Rate Price Adjustment defined below) provide for a reasonable and fair method for Lender to recover its additional costs, expenses and damages in the event of a Default or prepayment by Borrower.

1.	RATES AND TERMS DEFINED. Various rates and terms not otherwise defined herein are defined and described as follows:

“Business Day” is a day of the week (but not a Saturday, Sunday or holiday) on which the offices of Lender are open to the public for carrying on substantially all of Lender’s business functions.

“Effective Rate” is the rate of interest calculated in accordance with Section 2 below.

“Federal Funds Rate” is, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Lender from three Federal Funds brokers of recognized standing selected by Lender.

“Loan Agreement” is that certain Building Loan Agreement dated as of even date herewith between Borrower and Lender.

“Loan Documents” are the documents defined as such in the Loan Agreement.

“One-Month LIBO Rate” is the rate of interest, rounded upward to the nearest whole multiple of one-hundredth of one percent (.0 1%), equal to the sum of: (a) 2.50% plus (b) the rate of interest, rounded upward to the nearest whole multiple of one-sixteenth of one percent (.0625%), that is quoted by Lender from time to time as the London InterBank Offered Rate for deposits in U.S. Dollars, at approximately 9:00 a.m. (California time), for a period of 1 month (“One-Month Rate”), which rate is divided by one (1.00) minus the Reserve Percentage. Any change in an Effective Rate due to a change in the One-Month LIBO Rate shall become effective on the day each such change occurs.

+
One-Month LIBO Rate = 2.50%		One-Month Rate
(1 - Reserve Percentage)

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Loan No. 1003653

“One-Month LIBO Rate Period” is the period of 1 month from the 1st Business Day of a calendar month to, but not including, the 1st Business Day of the next calendar month; provided, however, no One-Month LIBO Rate Period shall extend beyond the Maturity Date.

“One-Month LIBO Rate Portion” is the then outstanding principal balance of this Note which is subject to a One-Month LIBO Rate. In the event Borrower is subject to a principal amortization schedule under the terms and conditions of the Loan Documents, the One-Month LIBO Rate Portion shall in no event exceed the maximum outstanding principal balance which will be permissible on the last day of the One-Month LIBO Rate Period.

“One-Month Rate” is the rate of interest defined in the definition of “One-Month LIBO Rate” above.

“Regulatory Costs” are, collectively, future, supplemental, emergency or other changes in Reserve Percentages, assessment rates imposed by the FDIC, or similar requirements or costs imposed by any domestic or foreign governmental authority and related in any manner to a One-Month LIBO Rate.

“Replacement Rate” is, for any day, a fluctuating rate of interest equal to 2.50% plus the Federal Funds Rate plus 1.50%.

“Reserve Percentage” is at any time the percentage announced within Lender as the reserve percentage under Regulation D for loans and obligations making reference to a One-Month LIBO Rate. The Reserve Percentage shall be based on Regulation D or other regulations from time to time in effect concerning reserves for Eurocurrency Liabilities as defined in Regulation D from related institutions as though Lender were in a net borrowing position, as promulgated by the Board of Governors of the Federal Reserve System, or its successor.

“Taxes” are, collectively, all withholdings, interest equalization taxes, stamp taxes or other taxes (except income and franchise taxes) imposed by any domestic or foreign governmental authority and related in any manner to a One-Month LIBO Rate.

2.	EFFECTIVE RATE. Provided no Default exists under this Note or under any other Loan Document, the “Effective Rate” upon which interest shall be calculated for this Note shall be one or more of the following:

2.1	Initial Disbursement; Subsequent Disbursements During Any Calendar Month. For the initial disbursement of principal under this Note, and for any subsequent disbursement of principal during any calendar month, the Effective Rate on such principal amount shall be the One-Month LIBO Rate on the date of disbursement as determined by Lender. Such Effective Rate shall apply to such principal amount from the date of disbursement through and including the date immediately preceding the 1st Business Day of the next calendar month. On the 1st Business Day of the next calendar month, any principal disbursed during the prior calendar month shall be added to (or become) the One-Month LIBO Rate Portion for purposes of calculation of the Effective Rate under Section 2.2 below.

2.2	Monthly Reset of One-Month LIBO Rate. Commencing with the 1st Business Day of the first calendar month after the initial disbursement of principal under this Note, and continuing thereafter on the 1st Business Day of each succeeding calendar month, the Effective Rate on the outstanding One-Month LIBO Rate Portion under this Note (i.e., all outstanding principal on such 1st Business Day) shall be reset to the One-Month LIBO Rate, as determined by Lender on each such 1st Business Day.

2.3	Written Requests. Any written request by Borrower to Lender shall be delivered to Lender at the Winston-Salem Loan Center, One West Fourth Street, 3rd Floor, Winston-Salem, NC 27101, with a copy to Lender at 15 S. Main Street, Greenville, South Carolina 29601, Attention: Rand Wilson, and 1750 H Street NW, Suite 400, Washington, DC 20006, Attention: Loan Administration Manager, or at such other place as may be designated in writing by Lender.

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Loan No. 1003653

2.4	If One-Month LIBO Rate Becomes Unavailable. In the event the One-Month LIBO Rate, for any reason, should become prohibited or unavailable to Lender, or, if in Lender’s good faith judgment, it is not possible or practical for Lender to set a One-Month LIBO Rate, THEN, the Effective Rate shall be the Replacement Rate.

2.5.	Post Maturity; Default Rate. From and after the Maturity Date, or such earlier date on which a Default exists under the Loan Agreement or any other Loan Document, then at the option of Lender, all sums owing on this Note shall bear interest at a rate per annum equal to the Default Rate.

3.	TAXES, REGULATORY COSTS AND RESERVE PERCENTAGES. Upon Lender’s demand, Borrower shall pay to Lender, in addition to all other amounts which may be, or become, due and payable under this Note and Loan Documents, any and all Taxes and Regulatory Costs, to the extent they are not internalized by calculation of an Effective Rate. Further, at Lender’s option, each Effective Rate shall be automatically adjusted by adjusting the Reserve Percentage, as determined by Lender in its prudent banking judgment, from the date of imposition (or subsequent date selected by Lender) of any such Regulatory Costs. Lender shall give Borrower notice of any Taxes and Regulatory Costs as soon as practicable after their occurrence, but Borrower shall be liable for any Taxes and Regulatory Costs regardless of whether or when notice is so given.

4.	ONE-MONTH LIBO RATE PRICE ADJUSTMENT. Borrower acknowledges that prepayment or acceleration of a One-Month LIBO Rate Portion during a One-Month LIBO Rate Period shall result in Lender’s incurring additional costs, expenses and/or liabilities and that it is extremely difficult and impractical to ascertain the extent of such costs, expenses and/or liabilities. Therefore, on the date a One-Month LIBO Rate Portion is prepaid or the date all sums payable hereunder become due and payable, by acceleration or otherwise (“Price Adjustment Date”), Borrower will pay Lender (in addition to all other sums then owing to Lender) an amount (“One-Month LIBO Rate Price Adjustment”) equal to the then present value of (a) the amount of interest that would have accrued on the One-Month LIBO Rate Portion for the remainder of the One-Month LIBO Rate Period at the One-Month LIBO Rate set on the 1st Business Day of the month in which such amount is prepaid or becomes due, less (b) the amount of interest that would accrue on the same One-Month LIBO Rate Portion for the same period if the One-Month LIBO Rate were set on the Price Adjustment Date at the One-Month LIBO Rate in effect on the Price Adjustment Date. The present value shall be calculated by using as a discount rate the One-Month Rate quoted on the Price Adjustment Date.

By initialing this provision where indicated below, Borrower confirms that Lender’s agreement to make the loan evidenced by this Note at the interest rates and on the other terms set forth herein and in the other Loan Documents constitutes adequate and valuable consideration, given individual weight by Borrower, for this agreement.

BORROWER INITIALS:	/s/ MS

5.	PURCHASE, SALE AND MATCHING OF FUNDS. Borrower understands, agrees and acknowledges the following: (a) Lender has no obligation to purchase, sell and/or match funds in connection with the use of a One-Month Rate as a basis for calculating an Effective Rate or a One-Month LIBO Rate Price Adjustment; (b) a One-Month Rate is used merely as a reference in determining an Effective Rate or a One-Month LIBO Rate Price Adjustment; and (c) Borrower has accepted a One-Month Rate as a reasonable and fair basis for calculating an Effective Rate or a One-Month LIBO Rate Price Adjustment. Borrower further agrees to pay the One-Month LIBO Rate Price Adjustment, Taxes and Regulatory Costs, if any, whether or not Lender elects to purchase, sell and/or match funds.

6.	MISCELLANEOUS. As used in this Exhibit, the plural shall mean the singular and the singular shall mean the plural as the context requires.

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Loan No. 1003653

This Exhibit is executed concurrently with and as part of the Note referred to and described first above.

“BORROWER”

GR-105 LONG JOINT VENTURE, LLC,

a Delaware limited liability company

By:	WF Invest Long Point, LLC a Delaware limited liability company
Its Operating Member

	By:	Woodfield Investments, LLC, a Virginia limited liability company
Its Manager

		By:	/s/ Michael L. Schwarz
Name: Michael L. Schwarz
Title: Manager

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